SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 7, 2021

Century Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-15752	04-2498617
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

400 Mystic Avenue Medford, MA	02155
(Address of principal executive offices)	(Zip Code)

(781) 391-4000

(Registrant’s telephone number, including area code)

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $1.00 par value	CNBKA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into Material Definitive Agreement

Merger Agreement

On April 7, 2021, Century Bancorp, Inc. (“Century”), the holding company of Century Bank and Trust Company, and Eastern Bankshares, Inc. (“Eastern”), the holding company of Eastern Bank, entered into an Agreement and Plan of Merger by and among Eastern, Clarion Acquisition Corp. (the “Merger Sub”), Century, and Century Bank and Trust Company (the “Merger Agreement”). Pursuant to the Merger Agreement, Century will merge with and into the Merger Sub, with Century as the surviving entity (the “Merger”). Immediately after the Merger, Century will merge with and into Eastern, with Eastern as the surviving entity (the “Holdco Merger”). It is anticipated that immediately following the Holdco Merger, Century Bank and Trust Company will merge with and into Eastern Bank, with Eastern Bank as the surviving bank. The Merger Agreement has been unanimously approved by the Boards of Directors of each of Century and Eastern.

Under the terms of the Merger Agreement, at the effective time of the Merger, (i) each holder of Century Class A common stock will receive a cash payment of $115.28 per share of Century Class A common stock and (ii) each holder of Century Class B common stock will receive a cash payment of $115.28 per share of Century Class B common stock.

The Merger Agreement contains customary representations, warranties and covenants of Century and Eastern, including, among others, covenants relating to the conduct of Century’s business during the period between the execution of the Merger Agreement and the consummation of the Merger. The various representations, warranties and covenants that Century and Eastern made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants contained in the Merger Agreement were made solely for purposes of the contract between Century and Eastern, are solely for the benefit of the parties to the Merger Agreement, are not intended as statements of fact to be relied upon by shareholders of Century, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used to allocate risk between Century and Eastern rather than establishing matters as facts.

The Merger Agreement provides each of Century and Eastern with certain termination rights. If the Merger is not consummated under specified circumstances, including if Century or Eastern terminates the Merger Agreement under certain circumstances and Century enters into an alternative merger transaction within 12 months of the termination, Century has agreed to pay Eastern a termination fee in the amount of approximately $25.7 million.

The consummation of the Merger is subject to customary closing conditions, including the receipt of regulatory approval and Century shareholder approval. The affirmative vote of the holders of a majority of Century’s Class A common stock and Century Class B common stock, voting separately by class, is required to approve the Merger Agreement. The approval of Eastern’s shareholders is not required. The Merger is currently expected to be completed during the fourth quarter of 2021.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated by reference in its entirety

Voting Agreements

Simultaneously with the execution of the Merger Agreement, Century’s directors and executive officers and certain of their affiliates have entered into voting agreements with Eastern to vote in favor of the Merger Agreement (collectively, the “Voting Agreements”) at special meeting of Century’s shareholders to be held for such purpose. In the aggregate, Century’s shareholders who have entered into the Voting Agreements control the right to vote 2.5% of the Class A common stock and 93.2% of the Class B common stock. The Voting Agreements terminate upon the termination of the Merger Agreement in accordance with their respective terms.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Voting Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward Looking Statements

Except for the historical information contained herein, this report may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties, including, without limitation, (i) the fact of the indeterminant length and extent of the economic contraction resulting from the COVID-19 pandemic, (ii) the fact that Century’s business, financial condition and results of operation have been or may be negatively impacted by the extent and duration of the COVID-19 pandemic, (iii) the fact that consumer behavior may change due to changing political, business and economic conditions, including increased unemployment, or legislative or regulatory initiatives, (iv) the fact that Century’s success is dependent to a significant extent upon general economic conditions in New England, (v) the fact that Century’s earnings depend to a great extent upon the level of net interest income (the difference between interest income earned on loans and investments and the interest expense paid on deposits and other borrowings) generated by Century Bank and Trust Company and thus Century Bank and Trust Company’s results of operations may be adversely affected by increases or decreases in interest rates, (vi) the fact that Century Bank and Trust Company’s participation in the Paycheck Protection Program involves reputational risks (vii) the fact that the banking business is highly competitive and the profitability of Century depends upon the Bank’s ability to attract loans and deposits within its market area, where the Bank competes with a variety of traditional banking and other institutions such as credit unions and finance companies, (viii) the fact that our operations are subject to risks including, but not limited to, cybersecurity incidents, fraud, natural disasters and future pandemics, (ix) the fact that future credit losses may be higher than currently expected due to changes in economic assumptions and adverse economic developments, and (x) the fact that a significant portion of Century’s loan portfolio is comprised of commercial loans, exposing Century to the risks inherent in loans based upon analyses of credit risk, the value of underlying collateral, including real estate, and other more intangible factors, which are considered in making commercial loans. Accordingly, Century’s profitability may be negatively impacted by errors in risk analyses, and by loan defaults, and the ability of certain borrowers to repay such loans may be adversely affected by any downturn in general economic conditions, These factors, as well as general economic and market conditions, may materially and adversely affect the market price of shares of Century’s common stock. Because of these and other factors, including those described under “Risk Factors” in Item 1A. of Century’s Annual Report on Form 10-K, past financial performance should not be considered an indicator of future performance. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond Century’s control. The forward-looking statements contained herein represent the Company’s judgment as of the date of this report, and Century cautions readers not to place undue reliance on such statement.

Additional Information and Where to Find It

In connection with the proposed merger, Century will provide its shareholders with a proxy statement and other relevant documents concerning the proposed transaction. Eastern will also file relevant materials in connection with its proposed acquisition of Eastern. Shareholders of Century are urged to read the proxy statement and other relevant documents and any amendments or supplements to those documents, because they will contain important information which should be considered before making any decision regarding the transaction. A free copy of the proxy statement, as well as other filings containing information about Century and Eastern, when they become available, may be obtained at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement may also be obtained, free of charge, from Century’s website at https://investors.centurybank.com/, or by contacting Century’s Investor Relations at 400 Mystic Avenue, Medford, MA, Attention: William P. Hornby, Telephone: (781) 391-4000.

Certain Information Regarding Participants

Century and Eastern and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies of Century shareholders in connection with the proposed transaction. You can find information about Century’s executive officers and directors in the materials filed by Century with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction and a description of their direct and indirect interests, by security holdings or otherwise, may be obtained, with respect to Century, by reading the Annual Report on Form 10-K filed by Century with the SEC on March 10, 2021 and other relevant documents regarding the proposed merger to be filed with the SEC and, with respect to Eastern, by reading Eastern’s April 1, 2021 proxy statement for its 2021 annual meeting of shareholders filed by Eastern with the SEC on April 1, 2021 and other relevant documents regarding the proposed merger to be filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.

Item 8.01	Other Events

On April 7, 2021, Eastern and Century issued a press release announcing entry into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

2.1	Agreement and Plan of Merger by and among Eastern Bankshares, Inc., Clarion Acquisition Corp., Century Bancorp, Inc. and Century Bank and Trust Company, dated as of April 7, 2021

99.1	Form of Voting Agreement

99.2	Press Release dated April 7, 2021

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY BANCORP, INC.

/s/ William P. Hornby
William P. Hornby, CPA
Chief Financial Officer and Treasurer

Dated: April 7, 2021